As filed with the Securities and Exchange Commission on August 7, 2006

Registration No. 333-134438

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	8731	33-0655706
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9640 Towne Centre Drive

San Diego, California 92121

(858) 455-8600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael C. Venuti, Ph.D.

Acting Chief Executive Officer

Discovery Partners International, Inc.

9640 Towne Centre Drive

San Diego, California 92121

Tel: (858) 455-8600

Fax: (858) 546-3081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
L. Kay Chandler, Esq. Matthew T. Browne, Esq. Cooley Godward LLP 4401 Eastgate Mall San Diego, CA 92121 Tel: (858) 550-6000 Fax: (858) 550-6420	Steven H. Holtzman Chief Executive Officer Infinity Pharmaceuticals, Inc. 780 Memorial Drive Cambridge, MA 02139 Tel: (617) 453-1000 Fax: (617) 453-1001	Steven D. Singer, Esq. Michael J. LaCascia, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Tel: (617) 526-6000 Fax: (617) 526-5000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registrant’s Registration Statement on Form S-4 (File No. 333-134438) is being filed solely for the purpose of re-filing Exhibit 10.48, and no changes or additions are being made hereby to the joint proxy statement/prospectus that forms a part of the Registration Statement. Accordingly, the joint proxy statement/prospectus has been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, state of California, on August 7, 2006.

DISCOVERY PARTNERS INTERNATIONAL, INC.

By:	/s/ MICHAEL C. VENUTI
Michael C. Venuti Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL C. VENUTI Michael C. Venuti	Acting Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2006

/s/ CRAIG KUSSMAN* Craig Kussman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2006

/s/ HARRY F. HIXSON, JR.* Harry F. Hixson, Jr.	Chairman and Director	August 7, 2006

/s/ ALAN LEWIS* Alan Lewis	Director	August 7, 2006

/s/ COLIN T. DOLLERY* Colin T. Dollery	Director	August 7, 2006

/s/ HERM ROSENMAN* Herm Rosenman	Director	August 7, 2006

*By:	/S/ MICHAEL C. VENUTI
Michael C. Venuti Attorney-in-Fact